Exhibit 10.1

                          MANAGEMENT SERVICES AGREEMENT


THIS MANAGEMENT SERVICES AGREEMENT (the "Agreement") is entered into as of October 1, 2003 (the "Effective Date"), by and between AMERICAN TELESOURCE INTERNATIONAL, INC., an Ontario corporation, hereinafter referred to as ATSI, and GOODCOM MANAGEMENT, LTD., a British Virgin Islands corporation, hereinafter referred to as Goodcom.

WITNESSETH:
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     WHEREAS,  ATSI  has  a  Mexican  subsidiary  ATSIMX Personal, S.A. de C.V., hereinafter  referred  to  as  ATSIMX;  and

     WHEREAS, Goodcom has the expertise to assist ATSI to dissolve said corporation; and

     NOW, THEREFORE, for and in consideration of the premises, the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the execution and delivery hereof, the parties agree as follows:

     SECTION  1.  TERM.  The  term  of  the  Agreement  shall  commence  on  the
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Effective  Date  and  shall  continue  in  effect  until  December  31,  2004.

     SECTION  2.  MANAGEMENT  SERVICES.  Goodcom agrees to provide the following
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services:

     1.   Preparation  of  all  financial  Statements  for  ATSIMX.
     2. Filing of all outstanding taxes to the Secretaria de Hacienda y Credito Publico by ATSIMX
     3.   Obtaining  resignations  from  all  employees  in  ATSIMX.
     4. Preparation and filing of all documents required to dissolve the Company, ATSIMX, in Mexico.
     5. Negotiations with government authorities, employees and creditors to facilitate the process.

     SECTION  3.  COMPENSATION.  ATSI agrees to pay Goodcom $3,000 per month for
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the  Services  commencing  October  31,  2003  and  for  five  successive months thereafter. Upon completion of the Services, ATSI shall pay Goodcom a final payment of $5,000.

     Payments will be made to the Payment Address shown in Section 5 or any subsequent payment address provided to ATSI, on Goodcom's request, by


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wire  transfer to the account specified by Goodcom.  Goodcom may charge interest on past due amounts at the lesser of 9% per annum or the highest non-usurious rate permitted by applicable law.

     SECTION  4.  RESPONSIBILITIES.

     a) Goodcom shall be responsible for submitting bimonthly progress reports to ATSI.

     b) ATSI hereby grants authority to Goodcom to make any address changes necessary and to hire any legal and accounting assistance required to perform its Services.

     c) Any other expenses required to complete such Services shall be discussed on a case-by-case basis with ATSI.


     SECTION  5.  NOTICES.  Any  notices  regarding  this  Agreement  shall  be
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delivered  to  the  following  addresses:

               If  to  ATSI:

               ATSI  Communications,  Inc.
               8600  Wurzbach,  Suite  700W
               San  Antonio,  TX  78240
               Attn:  Art  Smith
               Tel:  210.614.7240
               Fax:  210.614.7264

               If  to  Goodcom:

               PO  Box  275
               Tibas  1100
               San  Jose  Costa  Rica

               Phone:  786-497-1541
               Fax:  954-252-4139


     SECTION  6.  INDEMNIFICATION.  ATSI  and  Goodcom agree to defend, protect,
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indemnify  and  hold  harmless  each  other,  its  affiliates,  and  each of its respective officers, directors, employees, agents, attorneys, shareholders and consultants (collectively referred to as "Indemnities") from and against liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims,


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demands,  costs and expenses, including reasonable attorneys' fees, arising from or  connected  with:

          a.) The negligence, criminal act or misconduct of ATSI or Goodcom, its contract personnel, or its management personnel; or

          b.) A breach of the terms and provisions of the Agreement by ATSI or Goodcom or its management personnel.


     SECTION 7. LIMITATION OF LIABILITY. NO PARTY WILL BE LIABLE TO ANY OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE LOSS OR DAMAGE OF ANY KIND, OR FOR DAMAGES THAT COULD HAVE BEEN AVOIDED BY THE USE OF REASONABLE DILIGENCE, ARISING IN CONNECTION WITH THIS AGREEMENT.

     SECTION  8.  MISCELLANEOUS  PROVISIONS.
                  --------------------------

     (a) This Agreement constitutes the final and complete agreement of the parties with respect to its subject matter, and supercedes any prior agreements, discussions or understandings, written or oral.

     (b) This Agreement may be modified only by a written document that refers specifically to this Agreement and is signed by both parties.

     (c) A party's failure or delay in enforcing any provision of this Agreement will not be deemed a waiver of that party's rights with respect to that provision or any other provision of this Agreement. A party's waiver of any of its rights under this Agreement is not a waiver of any of its other rights with respect to a prior, contemporaneous or future occurrence, whether similar in nature or not.

     (d) This Agreement shall be governed by the laws of the State of Texas, and Customer agrees to submit to the jurisdiction of the courts of the State of Texas for all purposes. Sole and exclusive venue for any dispute or disagreement arising under or relating to this agreement shall be in a court sitting in Bexar County, San Antonio, Texas.

     (e) This Agreement may be executed in counterparts, which together will be deemed an original.

     (f) This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

      g) If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other part or provision of this


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          Agreement,  unless  such  invalidity  shall  have  deprived a party of substantially all of the consideration such party was to receive hereunder.

     (h) The prevailing party in any action to enforce this Agreement or claims arising from the execution of this Agreement will be entitled to reimbursement of reasonable attorneys' fees and costs from the other party.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


ATSI COMMMUNICATIONS, INC.


By:       Arthur L. Smith
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GOODCOM MANAGEMENT LTD.


By:       Julia Gonzalez
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